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                                                                     EXHIBIT 3.5



                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         AMERICAN HEALTH SERVICES CORP.

                    Filed pursuant to Sections 242 & 245 of
                          the Delaware Corporation Law

================================================================================

         I, THE UNDERSIGNED, being the duly elected President and Chief Executive Officer of American Health Services Corp., a Delaware corporation formerly known as NMR Centers Inc., whose original certificate of incorporation was filed with the Delaware Secretary of State in October 1982 and whose first restated certificate of incorporation was filed with the Delaware Secretary of State in July 1987, do hereby certify that the following provisions constitute the RESTATED CERTIFICATE OF INCORPORATION of the corporation which was duly adopted by the directors and stockholders of the corporation in accordance with the provisions of Sections 242 & 245 of the Delaware General Corporation Law:

         FIRST: The name of the corporation is

                         AMERICAN HEALTH SERVICES CORP.

         SECOND: The registered office of the corporation is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of Newcastle, in the State of Delaware. The name of its registered agent at the address is the Corporation Trust Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

         Without limiting in any manner the scope and generality of the foregoing, it is hereby provided that the corporation shall have the following purposes, objects and powers:

         To purchase, manufacture, produce, assemble, receive, lease or in any manner acquire, hold, own, use, operate, install, maintain, service, repair, process, alter, improve, import, export, sell, lease, assign, transfer and generally to trade and deal in and with raw materials, natural or


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         manufactured articles or products,
         machinery, equipment, devices, systems,
         parts, supplies, apparatus, goods, wares, merchandise and personal property of every kind, nature or description, tangible or intangible, used or capable of being used for any purpose whatsoever; and to engage and participate in any mercantile, manufacturing or trading business of any kind or character.

                  To improve, manage, develop, sell,
         assign, transfer, lease, mortgage, pledge or otherwise dispose of or deal with all or any part of the property of the corporation and from time to time to vary any investment or employment of capital of the corporation.

                  To borrow money, and to make and issue
         notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise; and generally to make and perform agreements and contracts of every kind and description, including contracts of guaranty and suretyship.

                  To lend money for its corporate
         purposes, invest and reinvest its funds, and take, hold and deal with real and personal property as security for the payment of funds so loaned or invested.

                  To the same extent as natural persons
         might or could do, to purchase or otherwise acquire, and to hold, own, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of and deal in lands and leaseholds, and any interest, estate and rights in real property, and any personal or mixed property, and any franchises, rights, licenses or privileges necessary, convenient or appropriate for any of the purposes herein expressed.

                  To apply for, obtain, register,
         purchase, lease or otherwise to acquire and to hold, own, use, develop, operate and introduce and to sell, assign, grant licenses or territorial rights in respect


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         to, or otherwise to turn to account or
         dispose of, any copyrights, trade marks, trade names, brands, labels, patent rights, letters patent of the United States or of any other country or government, inventions, improvements and processes, whether used in connection with or secured under letters patent or otherwise.

              To participate with others in any
         corporation, partnership, limited
         partnership, joint venture, or other
         association of any kind, or in any
         transaction, undertaking or arrangement
         which the participating corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others; and to be an incorporator, promoter or manager of other corporations of any type or kind.

              To pay pensions and establish and carry
         out pension, profit sharing, stock option, stock purchase, stock bonus, retirement, benefit, incentive and commission plans, trusts and provisions for any or all of its directors, officers and employees, and for any or all of the directors, officers and employees of its subsidiaries; and to provide insurance for its benefit on the life of any of its directors, officers or employees, or on the life of any stockholder for the purpose of acquiring at his death shares of its stock owned by such stockholders.

              To acquire by purchase, subscription or
         otherwise and to hold for investment or
         otherwise and to use, sell, assign,
         transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds or any other obligations or securities of any corporation or corporations; to merge or consolidate with any corporation in such manner as may be permitted by law; to aid in any manner any corporation whose stock, bonds or other obligations are held or in any manner guaranteed by this corporation, or in which this corporation is in any way interested; and to do any other acts or things for the preservation, protection,


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         improvement or enhancement of the value
         while owner of any such stock, bonds or
         other obligations to exercise all the
         rights, powers and privileges of ownership thereof, and to exercise any and all voting powers thereon; and to guarantee the payment of dividends upon any stock, the principal or interest or both, of any bonds or other obligations, and the performance of any contracts.

              To do all and everything necessary,
         suitable and proper for the accomplishment of any of the purpose or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same be not inconsistent with the laws under which this corporation is organized.

              The business or purpose of the
         corporation is from time to time to do any one or more of the acts and things hereinabove set forth, and it shall have power to conduct and carry on its said business, or any part thereof, and to have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of Delaware, and in the various other states, territories, colonies and dependencies of the United States, in the District of Columbia, and in all or any foreign countries.

              The enumeration herein of the object
         and purpose of the corporation shall be
         construed as powers as well as objects and purposes and shall not be deemed to be excluded by interference any powers, objects or purposes which the corporation is empowered to exercise, whether expressly by force of the laws of the State of Delaware now or hereafter in effect, or impliedly by the reasonable construction of the said laws.


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         FOURTH: The corporation is authorized to issue two
classes of capital stock, designated Common Stock and Preferred Stock. The amount of total authorized capital stock of the corporation is 30,000,000 shares, divided into 25,000,000 shares of Common shares, par value three cents ($.03) per share, and 5,000,000 shares of Preferred Stock, par value three cents ($.03) per share.

         The Preferred Stock may be issued in one or more series. The Board of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

              (a) The number of shares constituting
         that series and the distinctive designation of that series;

              (b) The dividend rate on the shares of
         that series, whether dividends shall be
         cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

              (c) Whether that series shall have
         voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

              (d) Whether that series shall have
         conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate upon the happening of certain specified events;

              (e) Whether or not the shares of that
         series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;


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              (f) Whether that series shall have a
         sinking fund for the redemption of purchase or shares of that series, and, if so, the terms and amount of such sinking fund;

              (g) The rights of the shares of that
         series in the event of voluntary or
         involuntary liquidation, dissolution or
         winding up of the corporation, and the
         relative rights of priority, if any, of
         payment on shares of that series; and

              (h) Such other designations,
         preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as it may deem advisable;

all as shall be determined from time to time by the Board of Directors and shall be stated in a resolution or resolutions providing for the issuance of such Preferred Stock.

         The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the corporation entitled to vote, with all such holders voting as a single class.

         FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

              (a) The number of directors of the
         corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

              (b) The Board of Directors shall have
         power without the assent or vote of the
         stockholders to make, alter, amend, change, add to or repeal the by-laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or


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         net profits; and to fix the times for the
         declaration and payment of dividends.

              (c) Subject to the provisions of
         Article Twelfth, the directors in their
         discretion may submit any contract or act of approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called or the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders by there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

              (d) In addition to the powers and
         authorities hereinbefore or by statute
         expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation;
         subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had been made.

         SIXTH: Section 1. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of the fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.


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         Any repeal or modification of the foregoing paragraph by
the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         Section 2. (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (hereinafter an "undertaking").


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         (b) Right of Indemnitee to Bring Suit. If a claim under
paragraph (a) of this Section is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in the Delaware General corporation Law. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Section or otherwise shall be on the corporation.

         (c) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         (d) Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would


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have the power to indemnify such person against such expense, liability or loss under the Delaware General corporation Law.

         (e) Indemnification of Agents of the Corporation. The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses, to any agent of the corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors, officers and employees of the corporation.

         SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise as consequence of such compromise of arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         EIGHTH: Subject to the provisions of Article Thirteenth hereof, the corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

         NINTH: New Bylaws may be adopted or the Bylaws of the corporation may be amended or repealed by the affirmative vote of the holders of not less than sixty-six and two-thirds percent
(66-2/3%) of the outstanding Voting Stock (as defined below), unless one or more Related Persons (as defined below) exist, in which case the required vote shall be by holders of not less than sixty-six and two-thirds percent (66-2/3%) of the Disinterested
Shares (as defined below). Bylaws may also be adopted, amended or


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repealed by the Board of Directors as provided in Article Fifth hereof or as permitted by law.

         TENTH: Section 1. Classified Board. The directors in office, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes: Class I, Class II and Class III. The term of office of the Class I directors will expire at the 1989 annual meeting of stockholders, the term of office of the Class II directors will expire at the 1990 annual meeting of stockholders, and the term of office of the Class III directors will expire at the 1991 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 1989 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual stockholders meeting following their election, and shall hold office until their successors have been duly elected and qualified.

         Section 2. Removal. Subject to the rights of the holders of any series of Preferred Stock, any director, or the entire Board, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of a majority of the corporation's outstanding Voting Stock; provided, however, that if a proposal to remove a director is made by or on behalf of a Related Person or a director affiliated with a Related Person, then in addition to such affirmative vote such removal shall require the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the Disinterested Shares.

         Section 3. Notice of Stockholder Nominees. Nominations of persons for election to the board of directors of the corporation shall be made only at a meeting of stockholders and only (1) by or at the direction of the Board or (2) by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting


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was mailed or such public disclosure was made. For purposes of this Section 3, any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within thirty
(30) days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no nominations by a stockholder of persons to be elected directors of the corporation may be made at any such reconvened meeting unless pursuant to a notice which was timely for the meeting on the date originally scheduled. Such stockholder's notice shall set forth:
(i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934
(including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the corporation's books, of such stockholder, and (B) the class, series and number of shares of the corporation which are beneficially owned by such stockholder. Notwithstanding the foregoing, nothing in this Section 3 shall be interpreted or construed to require the inclusion of information about any such nominee in any proxy statement distributed by, at the direction of, or on behalf of the Board.

         The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this
Section 3, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         ELEVENTH: Subject to the right of the holders of any series of Preferred Stock, any election or other action by stockholders of this corporation must be effected at an annual or special meeting of stockholders, and may not be effected by written consent without a meeting.

         TWELFTH: Section 1: Definitions. For the purposes of this Article Twelfth and Articles Ninth, Tenth, Eleventh and
Thirteenth:

         A. "Affiliate" and "Associate" have the meanings set forth in Rule 12b-2 under the Securities Exchange Act of 1934 as in effect on December 31, 1987.

         B. "Beneficially Owns" has the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934 as in effect on December 31, 1987.


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         C. "Business Combination" means (a) any merger,
consolidation, combination or reorganization of the corporation or a Subsidiary with or into a Related Person or of a Related Person with or into the corporation or a Subsidiary, (b) any sale, lease, exchange, transfer, liquidation or other disposition, including without limitation a mortgage or any other security device, of assets of the corporation and/or one or more Subsidiaries (including, without limitation, any voting securities of a Subsidiary) constituting a Substantial Part of the corporation, to a Related Person, (c) any sale, lease, exchange, transfer, liquidation or other disposition, including without limitation, a mortgage or any other security device, of assets of a Related Person (including, without limitation, any voting securities of a subsidiary of such Related Person but excluding the Affiliates and Associates of such Related Person), or of any Affiliate or Associate of such Related Person, constituting a Substantial Part of such Related Person, to the corporation and/or one or more Subsidiaries, (d) the issuance or transfer of any securities (other than by way of a pro rata distribution to all stockholders) of the corporation or a Subsidiary to a Related Person which, when aggregated with all prior issuances and transfers to such Related Person of securities of the corporation or such Subsidiary during the preceding 365 days, constitutes five percent (5%) or more of the outstanding class or series of securities of the corporation or such Subsidiary, (e) the acquisition by the corporation or a Subsidiary of any securities issued by a Related Person if, after giving effect thereto, the corporation and its Subsidiaries would own an aggregate of one percent (1%) or more of (i) the outstanding shares of any class or series of any equity security issued by the Related Person or (ii) the outstanding principal amount of any class or series of any debt security issued by the Related Person (for purposes of such calculation, the corporation and its Subsidiaries shall be deemed to own at the time of such calculation any such equity or debt securities of the Related Person that may then or thereafter be acquired (x) upon the exercise of any options, warrants or other rights then owned by the corporation or a Subsidiary or (y) upon the conversion or exchange of any other security then owned by the corporation or a Subsidiary); (f) any recapitalization or reorganization that would have the effect, directly or indirectly, of increasing the voting power of a Related Person and (g) any agreement, contract or other arrangement providing for any of the transactions described in this definition of a Business Combination.

         D. "Continuing Director" means a director who (a) is not a Related Person or affiliated with a Related Person and
(b) either (i) was a director on April 30, 1988, or (ii) became a director subsequent to such date and was recommended, elected or nominated by a majority of the Continuing Directors.


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         E. "Disinterested Shares" means, as to any Related
Person, shares of Voting Stock Beneficially Owned by stockholders other than such Related Person.

         F. "Related Person" means and includes any individual, corporation, partnership or other person or entity, or any group of two or more of the foregoing that have agreed to act together, which, together with its Affiliates and Associates, Beneficially Owns, in the aggregate, fifteen percent (15%) or more of the outstanding Voting Stock, and any Affiliate or Associate of any such individual, corporation, partnerships or other person or entity; provided, however, that the term "Related Person" shall not include any individual, corporation, partnership or other person, entity or group, or any Affiliate or Associate thereof, which Beneficially Owned on December 23, 1987 fifteen percent (15%) or more of the outstanding Voting Stock of the corporation.

         C. "Subsidiary" means any corporation in which the corporation owns, directly or indirectly, securities which entitle the corporation to elect a majority of the board of directors of such corporation or which otherwise give to the corporation the power to control such corporation.

         H. "Substantial Part" means more than ten percent (10%) of the fair market value of the total consolidated assets of the corporation in question and its subsidiaries as of the end of its most recent fiscal year ending prior to the time the determination is being made.

         I. "Voting Stock" means all outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors of the corporation, and each reference to a percentage or portion of shares of Voting Stock shall refer to such percentage or portion of the votes entitled to be cast by such shares.

         Section 2. Vote Required for Certain Business Combinations. Except as otherwise expressly provided in Section 3 of this Article Twelfth, in addition to any affirmative vote required by law or by any other provision of this Restated Certificate of Incorporation, the approval or authorization of any Business Combination shall require the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the Disinterested Shares.

         Section 3. Exception. Section 2 of this Article Twelfth shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as may be required by law and by any other provision of this Restated Certificate of Incorporation, if the Business Combination shall have been approved by a majority of the Continuing Directors.


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


         Section 4. Determination of Compliance. A majority of the total number of Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Twelfth, including, without limitation,
(a) whether a person is a Related Person, (b) the number of shares of capital stock Beneficially Owned by any person, (c) whether a person is an Affiliate or Associate of another and (d) whether the proposed transaction is a Business Combination.

         THIRTEENTH: In addition to any affirmative vote required by applicable law, any alteration, amendment, repeal or rescission (any "Change") of any provision of this Restated Certificate of Incorporation must be approved by a majority of the directors of the corporation then in office and by the affirmative vote of the holders of a majority of the outstanding Voting Stock of the corporation; provided, however, that if any such Change relates to Articles Ninth, Tenth, Eleventh or Twelfth hereof or to this Article Thirteenth, such Change must be approved (i) by a majority of the Continuing Directors, or (ii) by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the outstanding Voting Stock of the corporation and, if the Change is proposed by or on behalf of a Related Person or a director affiliated with a Related Person, by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the Disinterested Shares.

         IN WITNESS WHEREOF, American Health Services Corp. has caused this Certificate to be signed and attested by its duly authorized officers, this 21st day of July, 1988.


                                         AMERICAN HEALTH SERVICES CORP.


                                         By: /s/ S. LEWIS MEYER
                                             -----------------------------
                                             S. Lewis Meyer, President and
                                             Chief Executive Officer


ATTEST:

/s/ CLARKE J. UNDERWOOD
------------------------------
Clarke J. Underwood, Secretary


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